Exhibit 99.1

The Greenrose Holding Company to Hold First Quarter 2022 Conference Call on May 16, 2022 at 5:30 p.m. ET

May 13, 2022 4:47 PM EDT

AMITYVILLE, N.Y., May 13, 2022 (GLOBE NEWSWIRE) -- The Greenrose Holding Company Inc. (OTC: GNRS, GNRSW) (“Greenrose” or the “Company”), a multi-state grower and producer of cannabis brands and products, will hold a conference call on Monday, May 16, 2022 at 5:30 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2022. The Company will provide its financial results in a press release prior to the conference call.

Greenrose management will host the conference call, followed by a question and answer session.

Conference Call Date: May 16, 2022

Time: 5:30 p.m. Eastern time

Toll-free dial-in number: 1-855-716-0858

International dial-in number: 1-516-575-8860

Conference ID: 8656495

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live here and available for replay via the webcast link on the same day through May 16, 2023.

About The Greenrose Holding Company Inc.

The Greenrose Holding Company Inc. is a multi-state cultivator and producer of cannabis brands and products. Greenrose is driven by cultivation. It is understood that being a leader in the cannabis industry starts with outstanding flower derived from sophisticated genetics and scalable grow methods. Greenrose aims to be a vertically integrated company that looks for scale and horizontal consolidation. For more information, please visit www.greenroseholdings.com.

Investor Relations Contact:

Gateway Group, Inc.

Cody Slach or Jackie Keshner

(949) 574-3860 GNRS@gatewayir.com

Greenrose Contact:

Daniel Harley

Executive Vice President, Investor Relations

(516) 307-0383 ir@greenroseholdings.com